Exhibit 20.1

CGCMT 2015-GC27 ASSUMPTION AGREEMENT OF SPECIAL SERVICER

July 5, 2018

To the parties listed on Attachment A:

Re:	Citigroup Commercial Mortgage Trust 2015-GC27, Commercial Mortgage Pass-

Through Certificates, Series 2015-GC27

Ladies and Gentlemen:

Pursuant to Section 6.08 of the Pooling and Servicing Agreement, dated as of February 1, 2015, relating to Citigroup Commercial Mortgage Trust 2015-GC27, Commercial Mortgage Pass-Through Certificates, Series 2015-GC27 (the “PSA”), the undersigned hereby agrees with all of the other parties to the PSA that the undersigned shall, effective on and after the date hereof, serve as the Special Servicer (excluding with respect to the Boca Hamptons Plaza Portfolio Loan Combination, for which Rialto Capital Advisors, LLC has been appointed Special Servicer prior to the date hereof) under the PSA. As of the date hereof, the undersigned hereby assumes all of the responsibilities, duties and liabilities of the Special Servicer and the due and punctual performance and observance of each covenant and condition to be performed by the Special Servicer under the PSA arising on and after the effective date hereof (excluding with respect to the Boca Hamptons Plaza Portfolio Loan Combination), and hereby acknowledges and agrees that it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of the Special Servicer (excluding with respect to the Boca Hamptons Plaza Portfolio Loan Combination). Also, as of the date hereof, the undersigned makes the representations and warranties set forth in Section 2.06 of the PSA mutatis mutandis, with the following corrections with respect to type of entity and jurisdiction of organization: Rialto Capital Advisors, LLC is a limited liability company, organized and existing in good standing under the laws of the State of Delaware. Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the PSA.

RIALTO CAPITAL ADVISORS, LLC, a Delaware limited liability company
By:	/s/ Adam Singer
Name:	Adam Singer
Title:	Vice President

[Signature page to Assumption Agreement of Special Servicer for CGCMT 2015-GC27]

2

ATTACHMENT A

Certificate Administrator

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust—CGCMT 2015-GC27

Master Servicer

Wells Fargo Bank, National Association, Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: CGCMT 2015-GC27 Asset Manager

with a copy to:

Wells Fargo Bank, National Association Legal Department

301 S. College St., TW-30

D1053-300

Charlotte, North Carolina 28202

Attention: Commercial Mortgage Servicing Legal Support

with a copy to:

K&L Gates LLP

Hearst Tower, 47th Floor

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

MAC D1050-084

401 South Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Attention: CGCMT 2015-GC27 Asset Manager

Email: commercial.servicing@wellsfargo.com

and a copy to:

Mayer Brown LLP

214 North Tryon Street, Suite 3800

Charlotte, North Carolina 28202

Attention: Christopher J. Brady, Esq.

Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700,

Overland Park, Kansas 66210

Attention: Executive Vice President — Division Head

with a copy to:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Depositor

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Paul Vanderslice

and

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 7th Floor

New York, New York 10013

Attention: Richard Simpson

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York. New York 10013

Attention: Ryan M. O’Connor

with an electronic copy e-mailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com

Trustee

Deutsche Bank Trust Company Americas

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attention: Trust Administration — CI1527

Operating Advisor

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

New York, New York 10022

Attention: CGCMT 2015-GC27 — Surveillance Manager

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: CGCMT 2015-GC27 — Surveillance Manager

with copies sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com